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                                                                    Exhibit 20.2

                             SERVICER'S CERTIFICATE

                             AFCO CREDIT CORPORATION

                           AFCO ACCEPTANCE CORPORATION

                  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST


                  The undersigned, a duly authorized representative of AFCO Credit Corporation and AFCO Acceptance Corporation (jointly "AFCO"), as Servicer, pursuant to Section 3.5 of the Pooling and Servicing Agreement dated as of December 1, 1996 (as amended, the "Agreement"), among Mellon Bank, N.A., as Transferor, AFCO Credit Corporation, as Servicer, AFCO Acceptance Corporation, as Servicer, Premium Financing Specialists, Inc., as Back-up Servicer, Premium Financing Specialists of California, Inc., as Back-up Servicer and The First National Bank of Chicago, now Bank One, N.A., as Trustee, does hereby certify that:

         1. AFCO is, as of the date hereof, Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

         2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to Trustee.

         3. A review of the activities of Servicer during the fiscal year ended December 31, 1999, and of its performance under the Agreement was conducted under my supervision.

         4. Based on such review, Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 16th day of March, 2000.

                                AFCO CREDIT CORPORATION, as Servicer


                                By /s/ C. Leonard O'Connell
                                  -------------------------------------------
                                  Name: C. Leonard O'Connell
                                  Title: Senior Vice President, Treasurer and
                                           Chief Financial Officer



                                AFCO ACCEPTANCE CORPORATION, as Servicer


                                By /s/ C. Leonard O'Connell
                                  -------------------------------------------
                                  Name: C. Leonard O'Connell
                                  Title: Senior Vice President, Treasurer and
                                         Chief Financial Officer